Exhibit 99.1
BankAtlantic Bancorp Extends Deadline and Increases Price for Offers to Purchase and
Consent Solicitations for Non-Publicly Traded Trust Preferred Securities
     FORT LAUDERDALE, FL — May 21, 2010 — BankAtlantic Bancorp, Inc. (NYSE: BBX; the “Company”) announced today that it is extending the Expiration Time and increasing the purchase price with respect to its previously announced cash offers to purchase, and consent solicitations relating to, the twelve series of its non-publicly traded trust preferred securities (the “TruPS”), with an aggregate principal amount of $230,000,000 listed below (each, an “Offer” and, collectively, the “Offers”):

		Offer to
		Purchase Price
	Principal	per $1,000 of	Aggregate
	Amount	Principal	Purchase
Name of TruPS	Outstanding	Amount	Price

Capital Securities of BBX Capital Trust 2007 I(A)	$25,000,000	$600	$15,000,000
Floating Rate Capital Securities of BBX Capital Trust 2007 II(A)	$5,000,000	$600	$3,000,000
Floating Rate Capital Securities of BBC Capital Statutory Trust III	$25,000,000	$600	$15,000,000
Floating Rate Capital Securities of BBC Capital Statutory Trust IV	$25,000,000	$600	$15,000,000
BBC Capital Trust V Floating Rate Preferred Securities	$10,000,000	$600	$6,000,000
BBC Capital Trust VI Floating Rate Preferred Securities	$15,000,000	$600	$9,000,000
Floating Rate Capital Securities of BBC Capital Statutory Trust VII	$25,000,000	$600	$15,000,000
Floating Rate TP Securities of BBC Capital Trust VIII	$15,000,000	$600	$9,000,000
Floating Rate TP Securities of BBC Capital Trust IX	$10,000,000	$600	$6,000,000
Fixed/Floating Rate Capital Securities of BBC Capital Statutory Trust X	$50,000,000	$600	$30,000,000
Fixed/Floating Rate TRUPS(R) of BBC Capital Trust XI	$10,000,000	$600	$6,000,000
TP Securities of BBC Capital Trust XII	$15,000,000	$600	$9,000,000

Total	$230,000,000		$138,000,000

     The Expiration Time for each of the Offers will now be 5:00 p.m., Eastern Time, on June 21, 2010, unless extended or earlier terminated by the Company. In order to be eligible to receive the purchase price, holders of the TruPS must validly tender, and not withdraw, their TruPS prior to the Expiration Time, unless extended or earlier terminated by the Company. TruPS accepted for purchase will be paid for on the applicable settlement date for each offer to purchase, which, assuming the offers to purchase are not extended, will be promptly after the applicable Expiration Time.
     Additionally, the Company has increased the purchase price for each Offer to $600 cash per $1,000 in principal amount of each series of the TruPS, which will be an aggregate amount of $138 million if all the TruPS are purchased.
     While BankAtlantic Bancorp has received many consents at the originally offered price, which we believed to be reasonable under the circumstances, the originally offered price was not attractive enough to obtain a sufficient number of consents from the holders of the securities of the collateralized debt obligations (“CDOs”) that hold the TruPS (the “Holders”) to complete the Offers. Additionally, certain Holders have indicated that they would only consider the applicable Offer on substantially improved terms. The increase of the price of the Offers reflects the Company’s desire to address the restructuring of the holding company’s debt, which is an important step toward strengthening the holding company’s balance sheet. BankAtlantic’s (the “Bank”) capital ratios have been and remain at levels higher than regulatory “well capitalized” levels. The Company believes that the substantially increased offer price should be attractive to investors who wish to obtain liquidity for their investments prior to the stated remaining 24-27 years until the TruPS mature.
     Because each series of the TruPS is held as part of a larger pool of securities by one or more trustees or nominees, each trustee or nominee will not act until it believes it has the requisite authority from the ultimate beneficial holders who, pursuant to the terms of their individual instruments, hold the right to authorize the trustee or nominee to accept the applicable Offer. To our knowledge, as of 5:00 p.m., Eastern Time, on May 20, 2010, though the Company’s dealer manager and solicitation agent for the offers has received many consents directing the acceptance of several of these Offers, the full requisite authority had not been obtained with respect to any of the series of TruPS and none of the TruPS had been tendered.
     Additionally, as disclosed in a Form 8-K filed with the SEC on April 28, 2010, The Bank of New York Mellon has advised the Company that it will not accept the Offers in which they are involved without receiving a greater percentage of consents than the Company believes is required by the applicable indentures. The Company disagrees with The Bank of New York Mellon’s interpretation and has filed a lawsuit seeking a declaratory judgment and order relating to the required authorizations. The manner in which the trust preferred securities were pooled and then sold in tranches with inconsistent terms, the failure of institutions that issued other trust preferred securities or purchased CDOs relying on the performance of institutions issuing trust preferred securities, and the inability to directly communicate with beneficial owners have resulted in a circumstance that, unchanged, negatively impacts the Company in both the short term and the long term. We believe that this is disadvantageous for everyone, including the CDO holders.
     The terms and conditions of the Offers, each of which will expire as shown above unless extended or earlier terminated by the Company, are described in the applicable Offers to Purchase for Cash and Consent Solicitations Statement (the “Offers to Purchase Statement”) and the applicable related Letter of Transmittal and Consent, sent to holders of each of the series of TruPS listed above. Except for the extension of the Expiration Time and the increase in purchase price as described in this press release, all other terms and conditions of the offers to purchase and consent solicitations remain unchanged.
     This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The offers to purchase and consent solicitations are being made solely pursuant to the applicable Offers to Purchase Statement and the applicable related Letter of Transmittal and Consent, which set forth the complete terms of the offers to purchase and consent solicitations.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.
About BankAtlantic:
BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches, online banking division — BankAtlantic.com, and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week with extended weekday hours, Free Online Banking & Bill Pay, a 7-Day Customer Service Center and Change Exchange coin counters.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
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BankAtlantic Bancorp Contact Info:
Leo Hinkley, Investor and Media Relations Officer
Telephone: (954) 940-5300
Email: InvestorRelations@BankAtlanticBancorp.com
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Media Relations:
Sharon Lyn, Vice President
Telephone: 954-940-6383, Fax: 954-940-5320
Email: CorpComm@BankAtlanticBancorp.com
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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (the “Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Forward-looking statements in this press release relating to the Company’s cash offers to purchase the outstanding TruPS are subject to the risk that a sufficient number of offers are not accepted by the requisite holders of the particular series of TruPS to which each offer relates, that the trustees do not act even after receiving direction to do so, that we are not successful in our action for a declaratory judgment, that we are not able to obtain financing upon acceptable terms or in amounts sufficient to complete the offers, if at all, and that we are not successful in strengthening the holding company’s balance sheet. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company cautions that the foregoing factors are not exclusive.